UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 7, 2017

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04                   Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Ameriprise Financial, Inc. (the “Company”) is changing the recordkeeper for the Ameriprise Financial 401(k) Plan (the “Plan”), effective October 4, 2017.  As a result of the change, there will be a blackout period beginning September 27, 2017 and expected to end on October 10, 2017 (the “Blackout Period”), during which participants in the Plan will be temporarily unable to make changes to their individual accounts, direct or diversify investments in their individual accounts, including accounts holding common stock of the Company, or obtain a loan or distribution from the Plan.  The Company was notified of the Blackout Period on August 7, 2017 and participants were also notified on or about this date.

A participant in the Plan, a security holder, or other interested person may obtain, without charge, information regarding the Blackout Period, including confirmation of the dates of the Blackout Period, by contacting Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, at 1098 Ameriprise Financial Center, Minneapolis, MN 55474 or 612-678-0106.

In connection with the foregoing, the Company sent a blackout trading restriction notice by e-mail (the “BTR Notice”) to its executive officers and directors on August 8, 2017 informing them of the trading restrictions that apply to them during the Blackout Period.  A copy of the BTR Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

Exhibit 99.1	BTR Notice provided to executive officers and directors of Ameriprise Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: August 8, 2017	By	/s Thomas R. Moore
Thomas R. Moore
Vice President, Corporate Secretary and
Chief Governance Officer